ARTICLES OF AMENDMENT

OF

MAINE & MARITIMES CORPORATION

            1.         Article Second is hereby deleted and the following is hereby substituted:

SECOND:  The Clerk shall be a Maine resident, and the registered office shall be the principal office of Maine and Maritimes Corporation.

2.         The following is hereby added at the end of Article Fourth:

There is hereby authorized two series of Preferred Stock on the terms and with the provisions herein set forth:

Series A-1 Preferred Stock

1.         Designation.  The series of Preferred Stock authorized hereunder shall be designated as the “Series A-1 Preferred Stock”.  The par value of the Series A-1 Preferred Stock shall be $0.01 per share.  The number of shares constituting such series shall be 3000.

            2.         Rank.  The Series A-1 Preferred Stock shall, with respect to rights on liquidation, winding-up and dissolution, rank pari passu with the Common Stock of the Company.

3.         Dividends.  The holders of the shares of Series A-1 Preferred Stock shall not be entitled to receive dividends.

4.         Liquidation Preference.  The Series A-1 Preferred Stock shall have no liquidation preference.

5.         Conversion

(a)              Conversion Rights

Except to the extent that the Company shall have exercised its rights as to redemption as provided in Section 6 below, the Series A-1 Preferred Stock shall be converted on the day after the second anniversary of the date hereof (the “Conversion Date”), into the number of shares of the Company’s Common Stock equal to the quotient obtained by dividing (i) $300,000.00 (USD) by (ii) the average closing price on the American Stock Exchange of the Company’s Common Stock for the ten (10) consecutive full trading days in which such shares are traded on the American Stock Exchange preceding the fifth business day prior to the date hereof.

(b)        Procedure for Conversion.

(i)         Thirty (30) days prior to the date fixed for any conversion of the Series A-1 Preferred Stock, written notice (the “Conversion Notice”) shall be given by first class mail, postage prepaid, to each holder of record on the record date fixed for such conversion of the Series A-1 Preferred Stock at such holder’s address as the same appears on the stock register of the Company, provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the conversion of any shares of Series A-1 Preferred Stock to be converted except as to the holder or holders to whom the Company has failed to give said notice or except as to the holder or holders whose notice was defective.  The Conversion Notice shall state:

(A)       the number of shares of Series A-1 Preferred Stock held by the holder;

(B)       the number of shares of Common Stock into which the shares of Series A-1 Preferred Stock are to be converted; and

(C)       that the holder is to surrender to the Company, in the manner and at the place designated, his certificate or certificates representing the shares of Series A-1 Preferred Stock to be converted.

(ii)        On or before the date fixed for conversion, each holder of Series A-1 Preferred Stock shall surrender the certificate or certificates representing such shares of Series A-1 Preferred Stock to the Company, in the manner and at the place designated in the Conversion Notice, and as of the Conversion Date a certificate shall be issued representing the shares of Common Stock into which such shares shall be converted.

6.         Redemption.

(a)        Optional Redemption.  (i) The Company may, at the option of the Board of Directors, redeem on the Conversion Date (as defined above), from any source of funds legally available therefor, in whole or in part, in the manner provided in Section 6(b) hereof, any or all of the shares of Series A-1 Preferred Stock, at the redemption price equal to (I) the greater of (A) the average closing price on the American Stock Exchange of the Company’s Common Stock for the ten (10) consecutive full trading days in which such shares are traded on the American Stock preceding the date of redemption and (B) Twenty-five Dollars ($25.00) per share, time (II) the number of shares of Common Stock into which the Series A-1 Preferred Stock is convertible pursuant to Section 5 above.

 (ii)       In the event of a redemption pursuant to Section 6(a)(i) of only a portion of the then outstanding shares of Series A-1 Preferred Stock redeemable thereunder, the Company shall affect such redemption pro rata according to the number of shares held by each holder of such Series A-1 Preferred Stock.

(b)        Procedure for Redemption.

(i)         Thirty (30) days prior to the date fixed for any redemption of the Series A-1 Preferred Stock, written notice (the “Redemption Notice”) shall be given by first class mail, postage prepaid, to each holder of record on the record date fixed for such redemption of the Series A-1 Preferred Stock at such holder’s address as the same appears on the stock register of the Company, provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series A-1 Preferred Stock to be redeemed except as to the holder or holders to whom the Company has failed to give said notice or except as to the holder or holders whose notice was defective.  The Redemption Notice shall state:

(A)       whether all or less than all the outstanding shares of the Series A-1 Preferred Stock redeemable thereunder are to be redeemed and the total number of shares of such Series A-1 preferred Stock being redeemed;

(B)       the number of shares of Series A-1 Preferred Stock held by the holder that the Company intends to redeem;

(C)       the date fixed for redemption and the price at which the shares of Series A-1 Preferred Stock are to be redeemed; and

(D)       that the holder is to surrender to the Company, in the manner and at the place designated, his certificate or certificates representing the shares of Series A-1 Preferred Stock to be redeemed.

(ii)        On or before the date fixed for redemption, each holder of Series A-1 Preferred Stock shall surrender the certificate or certificates representing such shares of Series A-1 Preferred Stock to the Company, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.  In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

7.         Voting Rights.

(a)        The holders of Series A-1 Preferred Stock, except as otherwise required under Maine law, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

                        (b)        In any case in which the holders of Series A-1 Series A-1 Preferred Stock shall be entitled to vote pursuant to this Section 7 or pursuant to Maine law each holder of Series A-1 Preferred Stock shall be entitled to one vote for each share of Series A-1 Preferred Stock held.

8.         Covenants as to Common Stock.

The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the conversion rights hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

9.         Adjustment for Dividends in Other Stock, or  Reclassification.

In case at any time or from time to time, the holders of Common Stock shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

(a)        other or additional stock or other securities by way of dividend, or

(b)        other or additional stock or other securities by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement,

then and in each such case the number of shares into which the Series A-1 Preferred Stock is convertible (which is also the basis for calculation of redemption rights) shall be adjusted as follows:  each share of Common Stock into which the Series A-1 Preferred Stock is convertible shall be deemed, for purposes of adjustment only, to have been held of record during the period from the date hereof to and including the date of conversion or redemption, and the holder thereof retained such shares and all such other or additional stock and other securities receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Section 10.

10.       Adjustment for Reorganization, Consolidation, or Merger.

10.1     In case the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company within one year from the date of such transfer, then, in each such case, the holder of Series A-1 Preferred Stock, on the conversion hereof as provided in Section 5 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock issuable on such exercise immediately before such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had converted the Series A-1 Preferred Stock immediately prior thereto.  The number of shares as to which redemption rights are calculated shall similarly be adjusted.

10.2     In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, before such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Series A-1 Preferred Stock after the effective date of such dissolution pursuant to this Section 10 to a bank or trust company, as trustee for the holder or holders of the Series A-1 Preferred Stock.

10.3     Upon any reorganization, consolidation, or merger referred to in this Section 10, the conversion and redemption rights hereunder shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on conversion of the Series A-1 Preferred Stock after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company.

11.       Business Day.  If any payment, redemption or conversion shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day.

12.             Restrictions on Transfer.

(a)              Each certificate for Series A-1 Preferred Stock shall contain the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SAID LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SAID LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE SECURITIES ARE ALSO SUBJECT TO THE APPLICABLE CERTIFICATE OF DESIGNATIONS, A COPY OF WHICH IS ON DEPOSIT AT THE PRINCIPAL OFFICE OF THE CORPORATION.

(b)              Common Stock.  The Common Stock issuable on conversion of Series A-1 Preferred Stock may not be sold or transferred for a period ending on the later to occur of  the applicable holding period under Rule 144 under the Securities Act, and 395 days after the date hereof (the “Holding Period”).  If any holder wishes to sell or transfer his or her shares during the period beginning at the expiration of the Holding Period, (i) he or she shall be allowed to sell or transfer no more than one-sixth (1/6) of his or her shares of Common Stock per month, and (ii) sales by all holders of Common Stock issued on conversion of the Series A-1 Preferred Stock shall total no more shares per day than one-half (1/2) of the average daily volume of sales of the Company’s common stock on the American Stock Exchange in the preceding month.  In the event that the restriction in subsection (b)(ii) produces a rate of sale that will not permit any holder to sell all of his or her shares of Common Stock issued on conversion of the Series A-1 Preferred Stock by the third anniversary of the Closing Date, then such holder shall be allowed to sell his or her shares at an increased rate that will have such result, so long as such holder submits a proposal in writing to the Company no later than thirty (30) days after the end of the Holding Period and the Company thereafter gives its written approval to such proposal, such approval not to be unreasonably withheld or delayed.  The Company shall use its best efforts to provide or cause to be provided to such holder after the Holding Period such opinion as is required in connection with the removal of the restrictive legend from the Common Stock and to cause such legend to be removed.

            13.  Board Information Rights.  No shareholder of Series A-1 stock or Common Stock issued upon conversion thereof shall have any special right to a seat on the Company’s Board of Directors; however, subject to any applicable restrictions under the federal securities laws, the holders shall have “information rights” to all materials and information generally made available to the Company’s Board of Directors, related to Maricor Technologies, Inc., other than personnel matters and other information requiring confidentiality, during the time any portion of the Series A-1 remains outstanding.

            14.   References to AMEX.  Whenever a reference hereunder is made to the trading price of shares in MAM on the American Stock Exchange, such reference shall include any stock exchange over which the MAM shares are then traded and, in the event such shares are no longer traded on a recognized exchange, shall mean the average price of the shares of MAM that have traded during the preceding sixty days accounting only for arms-length transactions.

            Series A-2 Preferred Stock

1.         Designation.  The series of Preferred Stock authorized hereunder shall be designated as the “Series A-2 Preferred Stock”.  The par value of the Series A-2 preferred Stock shall be $0.01 per share.  The number of shares constituting such series shall be 6500.

            2.         Rank.  The Series A-2 Preferred Stock shall, with respect to rights on liquidation, winding-up and dissolution, rank pari passu with the Common Stock of the Company.

3.         Dividends.  The holders of the shares of Series A-2 Preferred Stock shall not be entitled to receive dividends on account of such shares.

4.         Liquidation Preference.  The Series A-2 Preferred Stock shall have no liquidation preference.

5.         Conversion

(b)              Conversion Rights

Except to the extent that the Company shall have exercised its rights as to redemption as provided in Section 6 below, the Series A-2 Preferred Stock shall be converted on the fourth (4th) anniversary of the date hereof (the “Conversion Date”), into the number of shares of the Company’s Common Stock equal to the quotient obtained by dividing (i) $650,000.00 (USD) by (ii) $25.00 per share equaling Twenty-Six Thousand (26,000) shares, subject to the “Conversion Adjustment,” set forth below.  The Series A-2 Preferred Stock shall be entitled to the following Conversion Adjustment:  in the event that the average closing price on the American Stock Exchange of the Company’s Common Stock for the ten (10) consecutive full trading days in which such shares are traded on the American Stock Exchange preceding the date of conversion is less than Twenty-Five Dollars ($25.00) per share (the “Reduced Share Price”), the MAM Series A-2 Preferred Stock shall be convertible into Common Stock equal to the quotient obtained by dividing (i) $650,000.00 (USD) by the Reduced Share Price.

(b)        Procedure for Conversion.

(i)         Thirty (30) days prior to the date fixed for any conversion of the Series A-2 Preferred Stock, written notice (the “Conversion Notice”) shall be given by first class mail, postage prepaid, to each holder of record on the record date fixed for such conversion of the Series A-2 Preferred Stock at such holder’s address as the same appears on the stock register of the Company, provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the conversion of any shares of Series A-2 Preferred Stock to be converted except as to the holder or holders to whom the Company has failed to give said notice or except as to the holder or holders whose notice was defective.  The Conversion Notice shall state:

(A)       the number of shares of Series A-2 Preferred Stock held by the holder;

(B)       the number of shares of Common Stock into which the shares of Series A-2 Preferred Stock are to be converted; and

(C)       that the holder is to surrender to the Company, in the manner and at the place designated, his certificate or certificates representing the shares of Series A-2 Preferred Stock to be converted.

(ii)        On or before the date fixed for conversion, each holder of Series A-2 Preferred Stock shall surrender the certificate or certificates representing such shares of Series A-2 Preferred Stock to the Company, in the manner and at the place designated in the Conversion Notice, and as of the Conversion Date a certificate shall be issued representing the shares of Common Stock into which such shares shall be converted.

6.         Redemption.

(a)        Optional Redemption.

(i) The Company may, at the option of the Board of Directors, redeem on the Conversion Date (as defined above), from any source of funds legally available therefore, in whole or in part, in the manner provided in Section 6(b) hereof, any or all of the shares of Series A-2 Preferred Stock, at the redemption price equal to (I) the greater of (A) the average closing price on the American Stock Exchange of the Company’s Common Stock for the ten (10) consecutive full trading days in which such shares are traded on the American Stock preceding the date of redemption and (B) Twenty-five Dollars ($25.00) per share, time (II) the number of shares of Common Stock into which the Series A-2 Preferred Stock is convertible pursuant to Section 5 above.

(ii)        In the event of a redemption pursuant to Section 6(a)(i) of only a portion of the then outstanding shares of Series A-2 Preferred Stock redeemable thereunder, the Company shall effect such redemption pro rata according to the number of shares held by each holder of such Series A-2 Preferred Stock.

(b)        Procedure for Redemption.

(i)         Thirty (30) days prior to the date fixed for any redemption of the Series A-2 Preferred Stock, written notice (the “Redemption Notice”) shall be given by first class mail, postage prepaid, to each holder of record on the record date fixed for such redemption of the Series A-2 Preferred Stock at such holder’s address as the same appears on the stock register of the Company, provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series A-2 Preferred Stock to be redeemed except as to the holder or holders to whom the Company has failed to give said notice or except as to the holder or holders whose notice was defective.  The Redemption Notice shall state:

(A)       whether all or less than all the outstanding shares of the Series A-2 Preferred Stock redeemable thereunder are to be redeemed and the total number of shares of such Series A-2 preferred Stock being redeemed;

(B)       the number of shares of Series A-2 Preferred Stock held by the holder that the Company intends to redeem;

(C)       the date fixed for redemption and the price at which the shares of Series A-2 Preferred Stock are to be redeemed; and

(D)       that the holder is to surrender to the Company, in the manner and at the place designated, his certificate or certificates representing the shares of Series A-2 Preferred Stock to be redeemed.

(ii)        On or before the date fixed for redemption, each holder of Series A-2 Preferred Stock shall surrender the certificate or certificates representing such shares of Series A-2 Preferred Stock to the Company, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.  In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

7.         Voting Rights.

(a)        The holders of Series A-2 Preferred Stock, except as otherwise required under Maine law, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

                        (b)        In any case in which the holders of Series A-2 Series A-2 Preferred Stock shall be entitled to vote pursuant to this Section 7 or pursuant to Maine law each holder of Series A-2 Preferred Stock shall be entitled to one vote for each share of Series A-2 Preferred Stock held.

8.         Covenants as to Common Stock.

The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the conversion rights hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

9.         Adjustment for Dividends in Other Stock, or  Reclassification.

In case at any time or from time to time, the holders of Common Stock shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefore,

(a)        other or additional stock or other securities by way of dividend, or

(b)        other or additional stock or other securities by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement,

then and in each such case the number of shares into which the Series A-2 Preferred Stock is convertible (which is also the basis for calculation of redemption rights) shall be adjusted as follows:  each share of Common Stock into which the Series A-2 Preferred Stock is convertible shall be deemed, for purposes of adjustment only, to have been held of record during the period from the date hereof to and including the date of conversion or redemption, and the holder thereof retained such shares and all such other or additional stock and other securities receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Section 10.

10.       Adjustment for Reorganization, Consolidation, or Merger.

10.1     In case the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company within one year from the date of such transfer, then, in each such case, the holder of Series A-2 Preferred Stock, on the conversion hereof as provided in Section 5 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock issuable on such exercise immediately before such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had converted the Series A-2 Preferred Stock immediately prior thereto.  The number of shares as to which redemption rights are calculated shall similarly be adjusted.

10.2     In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, before such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Series A-2 Preferred Stock after the effective date of such dissolution pursuant to this Section 10 to a bank or trust company, as trustee for the holder or holders of the Series A-2 Preferred Stock.

10.3     Upon any reorganization, consolidation, or merger referred to in this Section 10, the conversion and redemption rights hereunder shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on conversion of the Series A-2 Preferred Stock after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company.

11.       Business Day.  If any payment, redemption or conversion shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day.

12.       Restrictions on Transfer.

(a)              Each certificate for Series A-2 Preferred Stock shall contain the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SAID LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SAID LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE SECURITIES ARE ALSO SUBJECT TO THE APPLICABLE CERTIFICATE OF DESIGNATIONS, A COPY OF WHICH IS ON DEPOSIT AT THE PRINCIPAL OFFICE OF THE CORPORATION.

(b)              Common Stock.  The Common Stock issuable on conversion of Series A-2 Preferred Stock may not be sold or transferred for the applicable holding period under Rule 144 under the Securities Act, (the “Holding Period”).  If any holder wishes to sell or transfer his or her shares during the period beginning at the expiration of the Holding Period, (i) he or she shall be allowed to sell or transfer no more than one-sixth (1/6) of his shares of Common Stock per month, and (ii) sales by all holders of Common Stock issued on conversion of the Series A-2 Preferred Stock shall total no more shares per day than one-half (1/2) of the average daily volume of sales of the Company’s common stock on the American Stock Exchange in the preceding month.  In the event that the restriction in subsection (b)(ii) produces a rate of sale that will not permit any holder to sell all of his or her shares of Common Stock issued on conversion of the Series A-2 Preferred Stock by the fifth  anniversary of the Closing Date, then such holder shall be allowed to sell his or her shares at an increased rate that will have such result, so long as such holder submits a proposal in writing to the Company no later than one-hundred twenty  (120) days after the end of the Holding Period and the Company thereafter gives its written approval to such proposal, such approval not to be unreasonably withheld or delayed.  The Company shall use its best efforts to provide or cause to be provided to such holder after the Holding Period such opinion as is required in connection with the removal of the restrictive legend from the Common Stock and to cause such legend to be removed.

            13.  Board Information Rights.  No shareholder of Series A-2 stock or Common Stock issued upon conversion thereof shall have any special right to a seat on the Company’s Board of Directors; however, subject to any applicable restrictions under the federal securities laws, the holders shall have “information rights” to all materials and information generally made available to the Company’s Board of Directors, related to Maricor Technologies, Inc. other than personnel matters and other information requiring confidentiality, during the time any portion of the Series A-2 remains outstanding.

            14.  References to AMEX.  Whenever a reference hereunder is made to the trading price of shares in MAM on the American Stock Exchange, such reference shall include any stock exchange over which the MAM shares are then traded and, in the event such shares are no longer traded on a recognized exchange, shall mean the average price of the shares of MAM that have traded during the preceding sixty days accounting only for arms-length transactions.

O:\APD\Corporate\Maine & Maritimes Corporation\Exhibit A to Articles of Amendment.doc